EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

         THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                  PLEASE VOTE,  SIGN, DATE AND PROMPTLY RETURN
                  YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                 Please detach at perforation before mailing.

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                   THE VIRGINIA MUNICIPAL BOND FUND,
                     a series of The Virtus Funds


                 PROXY FOR THE MEETING OF SHAREHOLDERS
                    TO BE HELD ON FEBRUARY 20, 1998



         The undersigned, revoking all Proxies heretofore given, hereby appoints
C. Grant Anderson, Carol B. Kayworth, Patricia F. Conner, Ann M. Scanlon and Catherine C. Ryan or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of The Virginia Municipal Bond Fund, a series of The Virtus Funds ("Virtus VA") that the undersigned is entitled to vote at the special meeting of shareholders of Virtus VA to be held at 2:00 p.m. on Friday, February 20, 1998 at the offices of the Evergreen Funds, 200 Berkeley Street, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.


                    NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S)
                     APPEAR ON THIS PROXY. If joint owners,
                   EITHER may sign this Proxy. When signing as
                   attorney, executor, administrator, trustee,
                   guardian, or custodian for a minor, please
                  give your full title. When signing on behalf
                     of a corporation or as a partner for a
                   partnership, please give the full corporate
                   or partnership name and your title, if any.

                           Date                 , 199


                           ----------------------------------------

                           ----------------------------------------
                    Signature(s) and Title(s), if applicable

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE VIRTUS FUNDS. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING
PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF THE VIRTUS FUNDS RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO
NOT USE RED INK.  EXAMPLE:                           X


         1. To approve an Agreement and Plan of Reorganization whereby Evergreen Virginia Municipal Bond Fund, a series of Evergreen Municipal Trust, will (i) acquire all of the assets of Virtus VA in exchange for shares of Evergreen Virginia Municipal Bond Fund; and (ii) assume certain identified liabilities of Virtus VA, as substantially described in the accompanying Prospectus/Proxy Statement.


---- FOR                      ---- AGAINST                          ---- ABSTAIN

         2. To approve the proposed Interim Investment Advisory Agreement with Virtus Capital Management, Inc.


---- FOR                      ---- AGAINST                          ---- ABSTAIN

         3. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.